Exhibit 99.1

JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: Immediate Release

J.P. Morgan Real Estate Income Trust, Inc. Acquires Grocery-Anchored Retail

Shopping Center in Queens, New York

New York, NY, May 16, 2024 – J.P. Morgan Real Estate Income Trust, Inc. (JPMREIT) announced today it acquired a 95% interest in Shops at Grand Avenue, a 99,837-square foot, 100% leased, Class A grocery‑anchored shopping center in the Maspeth neighborhood of Queens, NY. This acquisition is part of a strategic joint venture to pursue retail opportunities with Acadia Realty Trust (NYSE:AKR), an equity real estate investment trust. The total purchase price was $48 million (exclusive of closing costs), bringing the total asset value of the JPMREIT portfolio to more than $400 million.

This investment represents the first last-mile retail investment for JPMREIT. The Shops at Grand Avenue is a neighborhood retail center anchored by Stop & Shop, a major supermarket. The property is located in the heart of a dense residential neighborhood with roughly one million people residing within a three-mile radius.

“Driven by a resilient consumer and the increasing importance of service consumption, the neighborhood shopping center sector continues to be a bright spot in commercial real estate. We believe our focus on assets close to the consumer in supply-constrained, densely populated areas is a valuable component of our last-mile retail strategy,” said Doug Schwartz, Co-President of JPMREIT. “The Shops at Grand Avenue represents execution of our ‘New Economy’ strategy, which focuses on a post-pandemic perspective of consumption, housing and work.”

For more information about this investment and other JPMREIT properties, please visit the Resources page on its website.

About JPMREIT

JPMREIT leverages J.P. Morgan Asset Management’s more than 60 years of real estate investment experience and invests in stabilized, income-producing assets and development positioned to benefit from the way people live, work and consume in the new economy. JPMREIT is externally advised and sponsored by J.P. Morgan Investment Management Inc.

Press Contact: JPM: Jamie Braverman jamie.braverman@jpmchase.com

Exhibit 99.1

JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: Immediate Release

Forward-Looking Statements. This press release contains forward-looking statements about the business of JPMREIT. These forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “continue,” “may,” “will,” “should,” “anticipate,” “intend" or other similar words or the negatives thereof. These may include statements about plans, objectives, intentions and expectations with respect to JPMREIT’s real estate investments and expected real estate acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in JPMREIT’s annual report for the most recent fiscal year, and any such updated factors included in JPMREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in JPMREIT’s public filings. Except as otherwise required by federal securities laws, JPMREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

About J.P. Morgan Asset Management

J.P. Morgan Asset Management, with assets under management of $3.2 trillion as of March 31, 2024, is a global leader in investment management. J.P. Morgan Asset Management's clients include institutions, retail investors and high-net-worth individuals in every major market throughout the world. J.P. Morgan Asset Management offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity. For more information: www.jpmorganassetmanagement.com. J.P. Morgan Asset Management is the marketing name for the asset management businesses of JPMorgan Chase & Co. and its affiliates worldwide.

JPMorgan Chase & Co. (NYSE: JPM) is a leading financial services firm based in the United States of America ("U.S."), with operations worldwide. JPMorgan Chase had $4.1 trillion in assets and $337 billion in stockholders' equity as of March 31, 2024. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, the Firm serves millions of customers in the U.S., and many of the world's most prominent corporate, institutional and government clients globally. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

Press Contact: JPM: Jamie Braverman jamie.braverman@jpmchase.com